AMENDED AND RESTATED SECURITY AGREEMENT

Protea Biosciences, Inc., 955 Hartman Run Road, Suite 210, Morgantown, West Virginia 26507, herein called “Debtor,” and West Virginia Economic Development Authority, herein called “Secured Party,” agree as follows:

WHEREAS, Debtor and Secured Party executed and delivered a Security Agreement dated October 21, 2010 (the “Original Security Agreement”) to secure the obligations of Debtor under that Promissory Note dated October 21, 2010, executed by Debtor to the Secured Party, and that certain Loan Agreement dated October 21, 2010, between the Debtor and Secured Party (the “Loan Agreement”), in connection with a loan made by the Secured Party to the Debtor in the amount of $900,000 (the “WVEDA Loan”); and

WHEREAS, as contemplated by the aforesaid Loan Agreement, the West Virginia Infrastructure and Jobs Development Council has on the date hereof made a loan to Debtor in the amount of $900,000 (the “WVIJDC Loan”) to finance a portion of the costs of the Phase II Equipment described in the Loan Agreement; and

WHEREAS, the Debtor and Secured Party desire to amend and restate the Original Security Agreement to reflect the addition of the Phase II Equipment described in the Loan Agreement as part of the Collateral encumbered by the Original Security Agreement as amended hereby (the “Collateral”) and also to provide that the security interest granted by the Debtor in the Collateral to secure the WVIJDC Loan is on parity with the security interest therein granted by the Debtor to secure the WVEDA Loan.

NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Original Security Agreement is amended and restated to read as follows:

1.         Debtor hereby grants to Secured Party a first lien security interest in all equipment and machinery of Debtor described in Exhibit A hereto, and all replacements, additions and improvements thereto and proceeds thereof (the “Collateral”).

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Amended and Restated Security Agreement

2.         The security interest created by this Security Agreement shall become a first lien security interest position, shared on a parity, pursuant to that certain Intercreditor Agreement of even date herewith between Secured Party and the West Virginia Infrastructure and Jobs Development Council, with the security interest therein in favor of West Virginia Infrastructure and Jobs Development Council to secure West Virginia Infrastructure and Jobs Development Council in the repayment of a loan to Debtor in the original principal amount of $900,000.

3.         Debtor warrants and agrees that:

a.           Debtor shall pay Secured Party the sum of $900,000 evidenced by that certain Promissory Note dated as of October 21, 2010, and referred to in that certain Loan Agreement dated as of October 21, 2010, herewith between the parties hereto, together with the interest and other obligations described in said Promissory Note and Loan Agreement. This Security Agreement shall, in addition to securing said sums due to Secured Party, secure all future advances made by Secured Party, to, or for the account of Debtor, including advances for loans, repairs to or maintenance of the Collateral, and all reasonable costs and expenses incurred in the collection of any such indebtedness.

b.           The Collateral covered hereby will be used primarily in Debtor’s business located at the address mentioned above, unless Secured Party consents in writing to another use, and said Collateral will not be misused or abused, wasted or allowed to deteriorate, except for the ordinary wear and tear from its intended primary use.

c.           Until this Security Agreement is terminated, the Collateral will be insured against fire, theft, vandalism, malicious mischief, and other hazards in an amount and with policy or policies of insurance acceptable to Secured Party. Such casualty insurance policy or policies shall contain a “New York Standard Mortgage Clause,” or its equivalent. Further, until this Security Agreement is terminated, Debtor will maintain liability insurance in amounts and coverages satisfactory to Secured Party and, if Debtor’s county is designated as a flood prone area and the FIA map shows that Debtor’s property is located within a special flood hazard area, Debtor will purchase Federal Flood Insurance in amounts and coverages satisfactory to Secured Party. All aforesaid policies shall be payable to Secured Party, West Virginia Infrastructure and Jobs Development Council and Debtor, as their interests appear, and with the policy or policies, or copies thereof, deposited with Secured Party, and such policy or policies shall provide for not less than thirty (30) days written notice to Secured Party of the cancellation of such policy or policies.

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d.           The Collateral will not be sold, transferred or disposed of or be subjected to any unpaid charges, including taxes, or to any security interest, lien or other subsequent interest of a third person created or suffered by Debtor voluntarily or involuntarily, unless Secured Party consents in advance in writing to such charge, transfer, disposition, security interest, lien or other subsequent interest.

e.           Debtor hereby authorizes the Secured Party to file and, if determined by Secured Party to be necessary or convenient, Debtor will sign and execute alone or with Secured Party any Financing Statements, fixture filings, or other documents and Debtor agrees to procure any documents and pay all costs necessary to protect the security interests under this Security Agreement against the rights or interests of third parties.

f.           Debtor will reimburse Secured Party for any action, including without limitation attorney fees and expenses, to remedy a default which Secured Party elects pursuant to the terms hereof or under said Loan Agreement.

g.           Debtor represents and warrants to the Secured Party that the equipment and machinery described in Exhibit A shall at all times prior to the payment in full of the debt secured hereby remain as personal property and shall never constitute fixtures unless Secured Party consents otherwise in advance in writing.

4.         Until default hereunder, Debtor shall be entitled to the possession of the Collateral and to use and enjoy the same.

5.         Debtor shall be in default hereunder upon an Event of Default as set forth in said Loan Agreement or failure to pay any amount payable hereunder or under said Promissory Note or Loan Agreement within the time provided in said Promissory Note or Loan Agreement or upon failure to observe or perform any of Debtor’s other agreements contained herein.

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Amended and Restated Security Agreement

6.         Upon Debtor’s default, Secured Party may exercise its rights of enforcement under the Uniform Commercial Code in force in West Virginia, at the date of this Security Agreement and, in conjunction with, in addition to or in substitution for those rights, at the discretion of Secured Party, may enter upon Debtor’s premises to take possession of, assemble, and collect the Collateral or render it unusable, and may require Debtor to assemble the Collateral and make it available at a place designated by Secured Party which is mutually convenient to allow Secured Party to take possession of or dispose of the Collateral. Secured Party may waive any default or remedy any default in any reasonable manner without waiving the default remedy and without waiving any other prior or subsequent defaults. In the event of default by Debtor in its obligations to Secured Party and the repossession of the Collateral by Secured Party, such Secured Party may sell and transfer the entire interest in and full and complete title to the Collateral. Whenever notice is required by law to be sent by the Secured Party to the Debtor of any sale, lease or other disposition of the Collateral, ten (10) days’ written notice sent to the Debtor’s address set forth above will be reasonable.

7.         Debtor warrants that it has good title to the Collateral described herein; that the same is free and clear from all liens and encumbrances other than the aforesaid security interest in favor of Secured Party and the West Virginia Infrastructure and Jobs Development Council; and that Debtor has the right to convey the same to Secured Party as collateral.

8.         All the Collateral described herein is located in Monongalia County, West Virginia, and will remain in said County until said Promissory Note is paid in full.

9.         The only office of the Debtor is at 955 Hartman Run Road, Suite 210, Morgantown, West Virginia 26507.

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Amended and Restated Security Agreement

Dated this 10th day of December, 2010.

PROTEA BIOSCIENCES, INC.

By:	/s/ Stephen Turner
	Its:	CEO

WEST VIRGINIA ECONOMIC
DEVELOPMENT AUTHORITY

By:	/s/ David G. Warner
	Its:	Executive Director

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Amended and Restated Security Agreement

EXHIBIT A

LIST OF EQUIPMENT AND MACHINERY

Vendor	Equipment

AB Sciex	ABI 5500 QTRAP LC/MS/MS — Model # 5500, Serial # AU23751008. [Invoice # 400022349]

AB Sciex	HPLC/API 4000 Mass Spec (2 Units) — Model # 4000, Serial Nos. J1030110 and J2480202. [Invoice # 400025969]

Hitachi	Total Amino Acid Analyzer — Model # L-8900, Serial # 2145-003. [Invoice # 83015295]

AB Sciex	Transformer (HPLC/API 4000 related equipment) — Serial Nos. 27860523 and 27860524. [Invoice # 400026283]

Thermo Fisher	Watson LIMS Software [Invoice # 01-77694]

Waters	Synapt G2 HDMS 8k with UPLC (Serial # UCA229)

AB Sciex	Hotfixes (HPLC/API related equipment/software) [Invoice # 400026481]

AB Sciex	Pump, auto sampler, etc. (Invoice 400027024)

Pumps: Model #LC-20AD (Serial #L20104853838, #L20104853839, #L20104853845 & #L20104853846)

Autosamplers: Model #SIL-20AC HT (Serial #L20354855845 & #L20354855847)

Communication modules: Model #CBM-20A (Serial #L20234852691 & #L20234852713)

Column ovens: Model #CTO-20AC (Serial #L20214750719 &#L20214750722)

Degassers: Model #DGO-20A3 (Serial #SSI-3-1745 & #SSI-3-1766)

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Amended and Restated Security Agreement

FIRST AMENDMENT TO LOAN AGREEMENT

This Amendment, is made and entered into on the 10th day of December, 2010, by and between PROTEA BIOSCIENCES, INC., a Delaware corporation (the “Company”) and the WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, a West Virginia public corporation (the “WVEDA”).

WHEREAS, the Company and the WVEDA entered into that certain Loan Agreement dated October 21, 2010 (the “Loan Agreement”) whereby the Company obtained from the WVEDA a term loan in the original principal amount of $900,000 (the “Loan”); and

WHEREAS, the Company and the WVEDA have agreed to amend the Loan Agreement (i) to reduce the grace period provided in D.l.a. of the Loan Agreement from 30 days to 10 days to be consistent with the Loan Agreement relating to the loan made by the West Virginia Infrastructure and Jobs Development Council on the date hereof in the amount of $900,000; (ii) to add an additional Event of Default relating to defaults by the Company with respect to indebtedness other than the Loan; and (iii) to add a provision with respect to the imposition of a late fee on late payments made by the Company.

NOW, THEREFORE, WITNESSETH: That for valuable considerations, the mutual receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree that the Loan Agreement shall be amended as follows:

1.         Paragraph D. 1 (a) of the Loan Agreement is amended to read as follows:

(a)       Failure by the Company to pay any amounts required to be paid under this Loan Agreement at the times specified herein and such failure shall continue for a period of ten (10) days after the same has become due;

2.         Paragraph D.l. of the Loan Agreement is amended to add a new subparagraph (g) as follows:

(g)       The Company shall fail to pay as and when due any installment of principal or interest due on, or shall otherwise be in default under, any indebtedness or other obligations owed to any creditor of the Company (including, without limitation, the WVIJDC, the WVEDA with respect to any other loan by the WVEDA to the Company whether made prior to or after the date hereof, or any other lender of creditor

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3.           In order to provide for the amendment set forth in 2. above, the “or” at the end of D. 1(e) is hereby deleted and the “.” at the end of D. 1(f) is hereby replaced with “; or”.

4.           Paragraph D.2. of the Loan Agreement is amended to add a new subparagraph (d) as follows:

(d)        Any payment due to the WVEDA under this Loan Agreement and not made within ten (10) days of its due date may be subject to a late payment charge equal to five percent (5%) of the monthly payment due. An additional five percent (5%) may be charged for each successive month the payment remains past due. All such late payment charges may be imposed by the WVEDA in its sole and absolute discretion, and shall apply individually to all payments due and there shall be no daily pro-rate adjustment. All late charges accrue to the benefit of the WVEDA and are in addition to, not in lieu of, the continuing accrual of interest.

Except as expressly modified or amended as provided herein, the Loan Agreement shall remain in full force and effect.

WITNESS the following signatures as of the date first written above.

PROTEA BIOSCIENCES, INC.

By:	/s/ Stephen Turner
	Its:	CEO

WEST VIRGINIA ECONOMIC
DEVELOPMENT AUTHORITY

By:	/s/ David A. Warner
David A. Warner
	Its:	Executive Director

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